ARTICLES OF INCORPORATION
                                       OF
                          XGA GOLF INTERNATIONAL, INC.
                          ----------------------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: XGA GOLF INTERNATIONAL, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 73-929 Larrea, Suite 1B, Palm Desert, California 92260.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

JAMES M. SCHNEIDER, ESQ., FL BAR # 214338
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, FL 33301
Phone No.: (954) 763-1200


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                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares of stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be Thirty Million (30,000,000) shares of Common Stock, $.001 par value per share and Three Million (3,000,000) shares of Preferred Stock at $.01 par value per share.

         Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                         South Florida Registered Agents
                    c/o Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301


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                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have three (3) directors initially.


                                  ARTICLE VIII
                                INITIAL DIRECTORS
                                -----------------

         The name and address of the initial Directors of the Corporation are:

                               Robert Carl Silzer
                         489 Granville Street, Suite 555
                              Vancouver, BC VGY 1T2

                                    Eric Redd
                               #74 940 Highway 111
                                    Room 113
                         Indian Wells, California 92260

                                 Randy Saunders
                           1004-750 West Pender Street
                              Vancouver, BC V6C 2T8

         The persons named as initial Directors shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Roxanne K. Beilly, c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Blvd., Fort Lauderdale, Florida 33301.


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                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                    ARTICLE X
                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 15th of January, 1997.




                                                 /s/ Roxanne K. Beilly
                                                 -------------------------------
                                                 Roxanne K. Beilly, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         XGA GOLF INTERNATIONAL, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 73-929 Larrea, Suite 1B. Palm Desert, California 92260, has named South Florida Registered Agents, Inc., whose address is 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                           SOUTH FLORIDA REGISTERED AGENTS, INC.

                                           By: /s/ Beverly F. Bryan, President
                                               -------------------------------
                                               Beverly F. Bryan, President


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